UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 28, 2007 (September 24, 2007)

Commission file number: 001-7940

GOODRICH PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 24, 2007, Goodrich Petroleum Corporation (the “Company”) entered into the Seventh Amendment to its Amended and Restated Credit Agreement (the “Amendment”). The Amendment increased the borrowing base from $110.0 million to $170.0 million. All other material terms remain the same.

The foregoing description of the terms of this Amendment is qualified in its entirety to the Amendment, which is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 24, 2007, the Company issued a press release announcing its entry into the Amendment as described above in Item 1.01 and is furnishing the press release as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to Amended and Restated Credit Agreement between Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of September 24, 2007.

99.1	Press Release issued September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ David R. Looney
David R. Looney
Executive Vice President &
Chief Financial Officer

Dated: September 28, 2007
EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment to Amended and Restated Credit Agreement between Goodrich Petroleum Company, L.L.C. and BNP Paribas and Certain Lenders, dated as of September 24, 2007.

99.1	Press Release issued September 24, 2007.